  Exhibit 99.1

cbdMD To Offer Free Hand Sanitizer With Purchase at cbdMD.com

cbdMD Also Intends To Begin The Manufacturing of Alcohol-based Hand Sanitizer Products
(which will not contain CBD) Pursuant To the Authorization Provided in the FDA’s Temporary
Policy for Preparation of Certain Alcohol-Based Hand Sanitizer Products During the Public Health
Emergency (COVID-19) Guidance for Industry

Charlotte, NC, April 8, 2020, cbdMD, Inc. (NYSE American: YCBD, YCBD PR A), a leading cannabidiol (CBD) consumer brand, announced today that in the coming weeks, cbdMD intends to offer third party manufactured single use alcohol-based hand sanitizers (which will not contain CBD) free with the purchase of cbdMD products, while supplies last. Details will be available on cbdMD.com.

In addition, in the coming sixty days, cbdMD intends to begin manufacturing of our own branded alcohol-based hand sanitizer products (which will not contain CBD) pursuant to the authorization provided in the FDA’s Temporary Policy for Preparation of Certain Alcohol-Based Hand Sanitizer Products During the Public Health Emergency (COVID-19) Guidance for Industry, which was issued on March 27, 2020. cbdMD has already ordered the necessary ingredients and has begun the process of adjusting its manufacturing in order to implement the new processes as soon as the raw material ingredients are received. The company intends to notify the public once it has confirmed the final production date, including pre-notification to its current customer base of over 200,000 active online accounts.

During that same time period, cbdMD will also be providing for sale its “Revive” cosmetic hand moisturizer containing cbdMD’s proprietary Superior Broad Spectrum blend of hemp derived cannabinoids CBD, CBG and CBN, as a companion product to help provide comfort to the hands of those who follow the CDC recommendations for frequent hand washing.

Our proposed branded hand sanitizer products and Revive will be available separately, but cbdMD anticipates offering significant discounts to those customers who bundle them together or combine with other cbdMD products.

In anticipation of continued demand for well-formulated hand sanitizer products beyond the application of the FDA temporary rules, cbdMD is working to fast track formal FDA registration of its Charlotte, North Carolina facility to produce and market OTC hand sanitizer formulations and products containing its proprietary hemp botanical extracts. Currently, the facility is registered with the FDA as a GMP compliant food facility to produce dietary supplements, so the company believes it will be able to meet any OTC drug manufacturing requirements.

“We believe in and support the great American spirit. cbdMD is committed to do its part to help America through this Covid-19 crisis. We understand that Americans are anxious and we are here to help. We also seek to support those who follow the CDC’s recommendations by using hand sanitizers and washing our hands for 20 seconds,” said Ken Cohn, Chief Marketing Officer at cbdMD, Inc.

About cbdMD, Inc.

cbdMD, Inc. is a nationally recognized consumer cannabidiol (CBD) brand whose current products include CBD tinctures, CBD gummies, CBD topicals, CBD bath bombs, and CBD pet products. cbdMD is also a proud partner of Bellator MMA, Life Time, Inc., and Supercross, and has one of the largest rosters of professional sports athletes who are part of "Team cbdMD." To learn more about cbdMD and our comprehensive line of over 100 SKUs of U.S. produced, THC-free* CBD products, please visit www.cbdmd.com, follow cbdMD on Instagram and Facebook, or visit one of the over 4,000 retail outlets that carry cbdMD products.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. cbdMD, Inc. has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements are unknown at this time. Further information on cbdMD’s risk factors is contained in Annual Report on Form 10-K for the year ended September 30, 2019, as amended, and its other filings with the Securities and Exchange Commission. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. cbdMD, Inc. undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

Contacts

John Weston
Director of Investor Relations
john.weston@cbdmd.com
704-249-9515